Exhibit 99.1

Inno Holdings Inc. Announces $7.2 Million Registered Direct Offering

HONG KONG, SEPTEMBER 10, 2025 (GLOBE NEWSWIRE) — Inno Holdings Inc. (NASDAQ: INHD) (the “Company”), a trade-focused building technology and electronic products trading company, today announced that it has entered into definitive agreements in a registered direct offering with institutional investors for the purchase and sale of approximately $7.2 million of shares of Common Stock and Pre-Funded Warrants at a price of $3.60 per share of Common Stock or $3.59999 per Pre-Funded Warrant.

The offering consisted of the sale of 1,200,000 shares of Common Stock of the Company and Pre-Funded Warrants to purchase 800,000 shares of Common Stock of the Company. The offering price per share of Common Stock is $3.60 (or $3.59999 for each Pre-Funded Warrant, which is equal to the offering price per share of Common Stock to be sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of shares of Common Stock in the offering will be decreased on a one-for-one basis.

Aggregate gross proceeds to the Company are expected to be approximately $7.2 million. The transaction is expected to close on or about September 11, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offering. McCarter & English, LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-84054) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on January 10, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inno Holdings Inc.

INNO is a trade-focused building technology company dedicated to revolutionizing the construction industry with proprietary cold-formed steel framing, AI-driven design, and automation. The Company is also expanding into electronic product trading and growing its sales and distribution network. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:
contact@innoholdings.com